SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________

FORM 8-K

Current Report

Dated May 25, 2011

of

ZALE CORPORATION

A Delaware Corporation
IRS Employer Identification No. 75-0675400
SEC File Number 001-04129

901 West Walnut Hill Lane
Irving, Texas  75038
(972) 580-4000

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02           Results of Operations and Financial Condition.

On May 25, 2011, Zale Corporation issued a press release reporting its financial results for the three months ended April 30, 2011.  A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Financial Measures

From time to time, we include non-GAAP measurements of financial performance in our publicly available earnings conference calls.  Such non-GAAP measures of financial performance include earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA which excludes the impact of store closure adjustments.  We use these measurements as part of our evaluation of the performance of the Company.  In addition, we believe these measures provide useful information to investors, particularly in evaluating the performance of the Company in the most recent twelve month period as compared to prior periods.  Management does not, nor does it suggest investors should consider such non-GAAP measures in isolation from, or in substitution for, information prepared in accordance with U.S. GAAP.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

A reconciliation of Loss from continuing operations as determined in accordance with GAAP to non-GAAP EBITDA and Adjusted EBITDA is as follows (in thousands):

	For the Twelve Months Ended
	April 30, 2011	April 30, 2010

Loss from continuing operations	$(107,956)	$(133,816)
Interest expense	83,165	7,691
Income tax benefit	(3,761)	(47,618)
Depreciation and amortization	42,933	52,573
EBITDA	14,381	(121,170)
Store closure adjustments	(219)	30,743
Adjusted EBITDA	$14,162	$(90,427)

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION

		By:	/s/ Matthew W. Appel
Matthew W. Appel
Chief Administrative Officer and
Chief Financial Officer

Date:	May 25, 2011